UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2011

SUFFOLK BANCORP

(Exact name of registrant as specified in its charter)

New York	000-13580	11-2708279
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4 West Second Street, Riverhead, New York		11901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (631) 208-2400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 24, 2011, Suffolk Bancorp (the “Company”) reported that it had received a letter from NASDAQ on May 18, 2011 (the “NASDAQ Letter”) indicating that the Company has failed to comply with Nasdaq Marketplace Rule 5250(c)(1) because the Company has not yet filed its Quarterly Report on Form 10-Q for the period ended March 31, 2011.

Under the NASDAQ rules, the Company has 60 days in which either to comply, or to file a plan of compliance satisfactory to NASDAQ. The Company is working diligently to complete the necessary filing and expects either to comply by filing the Quarterly Report on Form 10-Q for the period ended March 31, 2011 or to file a plan of compliance with NASDAQ within the required time.

The Company issued a press release on May 24, 2011 disclosing receipt of the NASDAQ Letter. A copy of the press release has been included as Exhibit 99.1 to this filing.

This filing includes statements which look to the future. These remarks are based on current plans and expectations. They are subject, however, to a variety of uncertainties that could cause future results to vary materially from Suffolk’s historical performance, or from current expectations. Factors affecting Suffolk Bancorp include particularly, but are not limited to: results of regulatory examinations; any failure by Suffolk to comply with our written agreement with the OCC (the “Agreement”) or the individual minimum capital ratios for the Bank established by the OCC; potential litigation or regulatory action relating to the matters described above, the results of the review described above; any need to restate financial statements for prior periods and the consequences thereof or other action which could cause management not to be able to comply with Nasdaq rules; and the potential that net charge-offs are higher than expected or previously reported.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description

99.1	Press release dated May 24, 2011

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUFFOLK BANCORP

Dated May 24, 2011	By:	/s/ Douglas Ian Shaw
Senior Vice President & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated May 24, 2011